Exhibit No. 24

ARMSTRONG WORLD INDUSTRIES, INC.

CERTIFICATION REGARDING

POWER OF ATTORNEY

I, Walter T. Gangl, Deputy General Counsel and Corporate Secretary of Armstrong World Industries, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that at a meeting of the Board of Directors of said corporation duly held on the 25th day of February, 2008, at which a quorum was present and acting throughout, the following resolution was adopted and is now in full force and effect.

RESOLVED that the execution of the Company’s 2007 Annual Report on Form 10-K on behalf of the Company and by members of the Board of Directors through respective powers of attorney granting Messrs. Lockhart, Rigas and Gangl the power to sign on their behalf is authorized.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 25th day of February, 2008.

/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel and Corporate Secretary

Exhibit No. 24

ARMSTRONG WORLD INDUSTRIES, INC.

POWER OF ATTORNEY

RE: 2007 ANNUAL REPORT ON FORM 10-K

I, Michael D. Lockhart, as a Director of Armstrong World Industries, Inc., do hereby constitute and appoint, JOHN N. RIGAS or, in the case of his absence or inability to act as such, WALTER T. GANGL, my agent, to sign in my name and on my behalf the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.

/s/ Michael D. Lockhart
Michael D. Lockhart
Dated: February 25, 2008

Each of the undersigned hereby constitutes and appoints, MICHAEL D. LOCKHART or, in the case of his absence or inability to act as such , JOHN N. RIGAS or, in the case of his absence or inability to act as such, WALTER T. GANGL, as attorney-in-fact, for her or for him, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if each signed personally.

Pursuant to the Securities and Exchange Act of 1934, as amended, this Report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

James J. Gaffney	Director	February 25, 2008
Robert C. Garland	Director	February 25, 2008
Judith R. Haberkorn	Director	February 25, 2008
James J. O’Connor	Director	February 25, 2008
Russell F. Peppet	Director	February 25, 2008
Arthur J. Pergament	Director	February 25, 2008
John J. Roberts	Director	February 25, 2008
Alexander M. Sanders, Jr.	Director	February 25, 2008